EXHIBIT 10.3

MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT

This Membership Interest Purchase and Sale Agreement (this “Agreement”) is made as of December 28, 2022, by and among Joseph Gerlach(“Buyer”) and Unrivaled Brands, Inc., a Nevada corporation (“Seller”). The Seller and Buyer may each be referred to herein as a “Party” and, collectively, as the “Parties”.

RECITALS

WHEREAS,Seller is the record holder of a 50% membership interest (the “Membership Interest”) in Psychonaut Oregon, LLC, an Oregon limited liability company (the “Company”) Company; and

WHEREAS, Seller desires to sell the entirety of its Membership Interest in the Company to Buyer and Buyer desires to acquire the entirety of Seller’s Membership Interest in the Company, pursuant to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained herein and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. SALE AND TRANSFER OF MEMBERSHIP INTEREST

1.1 Purchase and Sale of Membership Interest. Contemporaneously with the signing and delivery of this Agreement (the “Closing”), Buyer will buy the Membership Interest from Seller and Seller will sell the Membership Interest to Buyer.

1.2 Purchase Price. The total purchase price for the Membership Interest is ONE Dollar ($1.00).

1.3 Closing. Contemporaneously with the signing and delivery of this Agreement:

(a) Seller will deliver to Buyer an Assignment of Membership Interest endorsed to Buyer, in form and substance reasonably satisfactory to Buyer.

(b) Buyer will pay the Purchase Price for the Membership Interest.

1.4 Acquired Assets.In connection with and as a result of the purchase of the Membership Interest by Buyer, subject to the terms and conditions set forth herein and effective upon the Closing, Buyer shall, indirectly through its ownership of the Company, acquire and accept all of the rights, title and interest in and to all of the assets of the Company (collectively, the “Acquired Assets”).

1.5 Assumption of Liabilities. Buyer hereby accepts the transfer of the rights and interests associated with Seller’s Membership Interest and hereby expressly assumes all liabilities and obligations pertaining to the Seller’s Membership Interest as of, and following, the Closing Date hereof.

2. REPRESENTATIONS AND WARRANTIES OF SELLER

Except for the express representations and warranties in this Agreement, Seller expressly excludes all warranties with respect to the purchase and sale of the Membership Interest provided for in this Agreement, express and implied. Seller represents and warrants to Buyer as follows:

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2.1 Title to Membership Interest.Seller has good title to the Membership Interest, free from all liens, mortgages, pledges, security interests, and other encumbrances. Contemporaneously with the Closing, Seller will deliver to Buyer an Assignment of Membership Interest endorsed to Buyer, in form and substance reasonably satisfactory to Buyer and annexed hereto as Exhibit A.

2.2 Authority and Consents. Seller has the right, power, legal capacity and authority to enter into and perform Seller’s obligations under this Agreement, and no approvals or consent of any governmental or regulatory authority or other persons is necessary in connection herewith, other than any that has been properly obtained as of the Closing. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms, except (a) as may be limited by applicable bankruptcy, insolvency, reorganization, or others laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) as may be limited by the effect of rules of law governing the availability of equitable remedies.

2.3 Sophistication. Seller has the knowledge and experience in financial and business matters necessary to make Seller capable of evaluating the merits and risks of selling the Membership Interest.

2.4 Knowledge of Company’s Affairs. Seller has such knowledge and experience such that Seller is capable of evaluating the risks and merits of the sale of its Membership Interest to Buyer pursuant to the terms of this Agreement. Seller has evaluated the merits and risks of selling the Membership Interest on the terms set forth in this Agreement, and is willing to forgo through such sale the potential for future economic gain that might be realized from the continued ownership of the Membership Interest. Seller has considered, without limitation, the opportunity to achieve current liquidity, the risk of holding equity for an uncertain amount of time, the possibility that the Company’s equity will achieve liquidity through a public offering or acquisition or otherwise at prices substantially higher than the price to be paid by Buyer in connection with its purchase of the Membership Interest, the Company’s financial condition, the Company’s rapid growth, the Company’s position in its market and the Company’s substantial success in commercialization of its new product offerings. Seller has negotiated this Agreement on an arm’s-length basis and has had an opportunity to consult with Seller’s legal, tax and financial advisors concerning this Agreement and its subject matter. Seller represents that it has not relied on the Company, any Related Parties (as defined below) or Buyer for any information, including without limitation, any information regarding the Company or the value of the Membership Interest, and Seller further acknowledges that except for the express representations and warranties made by Buyer in Section 3, Buyer has not made any representation or warranty to Seller with respect to the transactions contemplated herein, the Company or Buyer. Seller acknowledges that neither Buyer, the Company, nor any of their respective affiliates is acting as a fiduciary or financial or investment adviser to Seller for purposes of the sale of the Membership Interest, and has not given Seller any investment advice, opinion or other information on whether the sale of the Membership Interest is prudent. Seller acknowledges that (a) the Company or the Related Parties currently have, and later may come into possession of further, information with respect to the Company that is not known to Seller and that is material to the valuation of the Company and the Membership Interest and may be material to a decision to enter into the this Agreement (“Seller Excluded Information”), (b) Seller has determined to agree to the sale of the Membership Interest notwithstanding his lack of knowledge with regard to the nature of Seller Excluded Information and (c) Seller waives and releases any claims that Seller might have against the Company, or any Related Party, with respect to the nondisclosure of Seller Excluded Information in connection with the sale of the Membership Interest and the transactions contemplated by this Agreement. Seller Excluded Information includes, without limitation, information with respect to the Company’s current and forecasted financial and operating performance, information with respect to current and expected products of the Company, information with respect to current or expected customers or partners of the Company and information with respect to current or expected financial events involving the Company such as an outside investment, merger or sale or public offering of the Company’s equity securities. Seller understands that the Company will rely on the accuracy and truth of the foregoing representations, and Seller hereby consents to such reliance. For purposes of this Agreement, “Related Parties” shall mean the Company’s current and former directors, officers, partners, employees, attorneys, agents, successors, assigns, stockholders, owners, representatives, predecessors, parents, affiliates, associates and subsidiaries and each of their respective affiliates.

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2.5 (d) No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a violation or breach by Seller of, or constitute a default by Seller under, any applicable law, rule or regulation or any agreement, instrument, decree, judgment or order to which Seller is a party or by which Seller may be bound, or give any person or entity the right to accelerate any obligation of the Seller. There is no action, suit, proceeding or investigation pending against Seller or, to Seller’s knowledge, currently threatened that questions the validity of this Agreement, or the right of Seller to enter into this Agreement or to consummate the transaction contemplated hereby or that may otherwise have an adverse effect on the ability of Seller to comply with or perform any of his obligations under this Agreement.

2.6 No Representations Regarding Company; Contractual Rights. Seller is not making any representations or warranties in relation to or on behalf of the Company or regarding the enforceability, after the Closing, of any contractual rights, rights associated with the Membership Interest, or the effectiveness of any purported transfer of such rights.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

Except for the express representations and warranties in this Agreement, Buyer expressly excludes all warranties with respect to the purchase and sale of the Membership Interest provided for in this Agreement, express and implied. Buyer represents and warrants to Seller as follows:

3.1 Authority and Consents. Buyer has the right, power, legal capacity and authority to enter into and perform Buyer’s obligations under this Agreement, and no approvals or consent of any governmental or regulatory authority or other persons is necessary in connection herewith. This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except (a) as may be limited by applicable bankruptcy, insolvency, reorganization, or others laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) as may be limited by the effect of rules of law governing the availability of equitable remedies. The address of Buyer’s principal place of business is identified on the signature page hereto.

3.2 Purchase Entirely for Own Account. This Agreement is made with Buyer in reliance upon Buyer’s representation to the Company and Seller, which by Buyer’s execution of this Agreement, Buyer hereby confirms, that the Membership Interest to be acquired by Buyer will be acquired for investment for an indefinite period for Buyer’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Buyer further represents that Buyer does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Membership Interest. Buyer has acquired sufficient information about the Company to reach an informed and knowledgeable decision to purchase the Membership Interest. Buyer has conducted an independent investigation of the Company and the Membership Interest in making its decision to purchase the Membership Interest and believes it has received all of the information Buyer considers necessary or appropriate for deciding whether to acquire the Membership Interest and has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Membership Interest with the Company’s management and Seller. Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Membership Interest and is able to fend for itself and bear the economic risk of such investment.

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3.3 No Registration. Buyer understands that the Membership Interest have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Buyer’s investment intent and the accuracy of Buyer’s representations as expressed herein.

3.4 Restricted Securities. Buyer understands that the Membership Interest are “restricted securities” under applicable U.S. federal and state laws and that, pursuant to these laws, Buyer must hold the Membership Interest indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Buyer acknowledges that the Company has no obligation to register or qualify the Membership Interest for resale. Buyer further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Membership Interest, and requirements relating to the Company which are outside of Buyer’s control, and which the Company is under no obligation and may not be able to satisfy.

3.5 No Public Market. Buyer understands that no public market now exists for the Membership Interest, and that the Company has made no assurances that a public market will ever exist for the Membership Interest.

3.6 Accredited Investor. Buyer is an accredited investor as defined in Rule 501(a) of Regulation D of the Securities Act.

3.7 Legends; Other Agreements. Buyer understands that the Membership Interest will bear substantially the following legends and such other legends as may be required pursuant to the terms of any shareholder agreements:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.”

Buyer authorizes the Company to issue stop-transfer instructions to its transfer agent or, as long as it acts as its own transfer agent, to make a stop-transfer notation in its appropriate records whenever necessary or appropriate to ensure that Buyer complies with this Agreement, and to the extent applicable, the Operating Agreement.

3.8 Agreement to be Bound. Buyer hereby agrees to be bound by all rights and obligations in existence with respect to the Membership Interest set forth in the Operating Agreement.

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3.9 No Representations Regarding Company. Buyer (a) is making an informed decision regarding the purchase of the Membership Interest and (b) has independently and without reliance upon the Company or Related Parties, and based on such information and the advice of such advisors as Buyer has deemed appropriate, made its own analysis and decision to enter into this Agreement. Buyer acknowledges that none of the Company nor any Related Parties are acting as fiduciary or financial or investment advisers to Buyer, and have not given Buyer any investment advice, opinion or other information on whether the purchase of the Membership Interest is prudent. Buyer acknowledges that (x) the Company or the Related Parties currently have, and later may come into possession of further, information with respect to the Company that is not known to Buyer and that is material to the valuation of Company and the Membership Interest and may be material to a decision to enter into the this Agreement (“Buyer Excluded Information”), (y) Buyer has determined to agree to the purchase of the Membership Interest notwithstanding its lack of knowledge with regard to the nature of Buyer Excluded Information and (z) Buyer waives and releases any claims that it might have against the Company, or any Related Party with respect to the nondisclosure of Buyer Excluded Information in connection with the purchase of the Membership Interest and the transactions contemplated by this Agreement. Buyer Excluded Information includes, without limitation, information with respect to the Company’s current and forecasted financial and operating performance, information with respect to current and expected products of the Company, information with respect to current or expected customers or partners of the Company and information with respect to current or expected financial events involving the Company such as an outside investment, merger or sale or public offering of the Company’s equity securities. Buyer understands that the Company will rely on the accuracy and truth of the foregoing representations, and Buyer hereby consents to such reliance.

3.10 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a violation or breach by Buyer of, or constitute a default by Buyer under, any applicable law, rule or regulation or any agreement, instrument, decree, judgment or order to which Buyer is a party or by which Buyer may be bound. There is no action, suit, proceeding or investigation pending against Buyer or, to Buyer’s knowledge, currently threatened that questions the validity of this Agreement, or the right of Buyer to enter into this Agreement or to consummate the transaction contemplated hereby or that may otherwise have an adverse effect on the ability of Buyer to comply with or perform any of his obligations under this Agreement.

4. COVENANTS

4.1 Accounts and Expenses. The parties agree that, immediately following Closing, Buyer will have control of and signing authority for all of the Company’s bank accounts.

4.2 Access to Books and Records. Company shall maintain possession of all of the books, records, and other documents (or, in each case, copies thereof) constituting the Company, the Acquired Assets and the Assumed Liabilities following the Closing Date. From and after the Closing Date, Seller shall have reasonable access to all of such books, records and documents on reasonable advance notice, including the right to make copies and abstracts thereof, for the purposes of (a) preparation or examination of any tax return relating to any period of time that includes periods ending on or prior to the Closing, (b) reconciliation of expenses between the parties, or (c) any actual or threatened litigation against Seller.

4.3 Cooperation on Tax Matters. Following the Closing, the parties shall, upon written request, furnish or cause to be furnished to the other Party, as promptly as practicable, such information and assistance as is reasonably necessary for the preparation and filing of any tax return by such party, claim for refund or other filings relating to tax matters, for the preparation for any tax audit, for the preparation for any tax protest, for the prosecution or defense of any suit or other proceeding, or matters relating to tax matters.

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4.4 Further Assurances. Each of the parties agrees to work diligently, expeditiously and in good faith to consummate the transactions contemplated hereby. Following the Closing, the parties shall, and shall cause its affiliates to, execute and deliver or cause to be executed and delivered such additional documents, instruments, conveyances, consents and assurances and take such further actions as may be reasonably required to carry out the provisions hereof, give effect to the transactions and to perfect any interest granted pursuant hereto or thereto.

5. CONDITIONS PRECEDENT TO BUYER’S PERFORMANCE

The obligations of Buyer under this Agreement are subject to the satisfaction, at or before the Closing, of all the following conditions. Buyer may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Buyer of any of its other rights or remedies, at law or in equity, if Seller shall be in default of any of its representations, warranties or covenants under this Agreement.

5.1 Accuracy of Seller’s Representations and Warranties. All representations and warranties of Seller contained in this Agreement shall be true and correct on and as of the Closing Date (as defined below) as though made on and as of that date.

5.2 Performance by Seller. Seller shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller on or before the Closing Date.

6. CONDITIONS PRECEDENT TO SELLER’S PERFORMANCE

The obligations of Seller under this Agreement to Buyer are subject to the satisfaction, at or before the Closing, of all the following conditions by Buyer. Seller may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Seller of any of his other rights or remedies, at law or in equity, if Buyer shall be in default of any of its representations, warranties or covenants under this Agreement.

6.1 Accuracy of Buyer’s Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true and correct on and as of the Closing Date as though made on and as of that date.

6.2 Performance by Buyer. Buyer shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, or complied with by Buyer on or before the Closing Date.

7. CLOSING

The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely via the exchange of documents and signatures, on the date hereof, or at such other time and place as the parties may agree to in writing. That date is herein called the “Closing Date.”

7.1 Obligations of Seller. At the Closing, Seller shall deliver to Buyer certificate(s) representing the Membership Interest (if any), accompanied by an Assignment of Membership Interest duly executed by Seller in the form attached hereto as Exhibit A assigning all of Seller’s right, title and interest in and to the Membership Interest. The Company shall issue to Buyer on the books of the Company or by an electronic certificate representing the Membership Interest, registered in the name of Buyer.

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7.2 Obligations of Buyer. At the Closing, subject to Seller’s performance of the conditions set forth herein, Buyer shall deliver to Seller the Purchase Price.

8. INDEMNIFICATION.

8.1 Both Seller and Buyer (each an “Indemnifying Party”) shall, at its own cost, defend, indemnify and hold harmless the other party and each of its respective officers, directors, employees, and agents (each an “Indemnitee”) from and against any demand, or any civil, criminal, administrative, or investigative claim, action, or proceeding (including arbitration) asserted, commenced or threatened against an Indemnitee (a “Claim”) regardless of the merit of such Claim, to the extent that such Claim is based on any assertion arising out of (i) any breach of such Indemnifying Party’s representations and warranties set forth in this Agreement, (ii) a breach of such Indemnifying Party’s covenants set forth in this Agreement, or (iii) any fraud, gross negligence or willful misconduct of such Indemnifying Party. The Indemnifying Party shall pay all judgments, awards, settlements, liabilities, damages, liens and claims, and all related costs, expenses and other charges suffered or incurred as a result of or in connection with a Claim as set forth above, including reasonable attorneys’ fees and disbursements, costs of investigation, litigation, settlement and judgment, and any taxes, interest, penalties and fines with respect to any of the foregoing (“Losses”) incurred by an Indemnitee with respect to any Claim subject to indemnification hereunder.

8.2 If any Claim or action is asserted that would entitle an Indemnitee to indemnification pursuant to this Section 8 (a “Proceeding”), such Indemnitee will give written notice thereof to the corresponding Indemnifying Party promptly (and in any event within fifteen (15) calendar days after the service of the citation or summons); provided, however, that the failure of the Indemnitee to give timely notice hereunder will not affect rights to indemnification hereunder, except to the extent that the Indemnifying Party demonstrates actual legal prejudice by such failure. The Indemnifying Party may elect to direct the defense or settlement of any such Proceeding by giving written notice to the Indemnitee, which election will be effective immediately upon receipt by the Indemnitee of such written notice of election. The Indemnifying Party will have the right to employ counsel reasonably acceptable to the Indemnitee to defend any such Proceeding, or to compromise, settle or otherwise dispose of the same, if the Indemnifying Party deems it advisable to do so, all at the expense of the Indemnifying Party; provided that the Indemnifying Party will not settle, or consent to any entry of judgment in, any Proceeding without obtaining either: (i) an unconditional release of the Indemnitee from all liability with respect to all claims underlying such Proceeding; or (ii) the prior written consent of the Indemnitee. An Indemnitee will not settle, or consent to any entry of judgment, in any Proceeding without obtaining the prior written consent of the Indemnifying Party. The parties will fully cooperate with each other in any such Proceeding and will make available to each other any books or records useful for the defense of any such Proceeding.

9. RELEASES

9.1 Seller Release.

(a) Seller hereby waives and releases and promises never to assert any claims or causes of action, whether or not now known, against the Buyer and their respective predecessors, successors, or past or present subsidiaries, officers, directors, stockholders, agents, partners, members, managers, employees, assigns, and affiliates thereof from any and all actions, suits, claims, demands, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, promises, judgments, liabilities or obligations of any kind whatsoever in law or equity and causes of action of every kind and nature, or otherwise (including, without limitation, claims for damages, costs, expenses, and attorneys’, brokers’ and accountants’ fees and expenses) arising out of or in connection with the sale of the Membership Interest and the transactions contemplated by this Agreement existing or arising on or prior to the Closing (other than with respect to Buyer, for a breach of this Agreement by Buyer) (the “Seller Released Claims”).

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(b) Seller expressly acknowledges and agrees that the provisions of this Section 9.1 shall be effective as a full and final accord and satisfaction and general release of all Seller Released Claims, whether known or unknown, against Buyer and the Company. Seller hereby expressly waives any right or benefit available to it in any capacity under the provisions of California Civil Code Section 1542, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

9.2 Buyer Release.

(a) Buyer hereby waives and releases and promises never to assert any claims or causes of action, whether or not now known, against the Seller and their respective predecessors, successors, or past or present subsidiaries, officers, directors, stockholders, agents, partners, members, managers, employees, assigns, and affiliates thereof from any and all actions, suits, claims, demands, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, promises, judgments, liabilities or obligations of any kind whatsoever in law or equity and causes of action of every kind and nature, or otherwise (including, without limitation, claims for damages, costs, expenses, and attorneys’, brokers’ and accountants’ fees and expenses) arising out of or in connection with the purchase of the Membership Interest and the transactions contemplated by this Agreement existing or arising on or prior to the Closing (other than with respect to Seller, for a breach of this Agreement by Seller) (the “Buyer Released Claims”).

(b) Buyer expressly acknowledges and agrees that the provisions of this Section 8.2 shall be effective as a full and final accord and satisfaction and general release of all Buyer Released Claims, whether known or unknown, against Seller.

10. MISCELLANEOUS

10.1 Effect of Headings. The subject headings of the sections of this Agreement are included for convenience only and shall not affect the construction or interpretation of any of its provisions.

10.2 Entire Agreement; Modification; Waiver. This Agreement, together with all Exhibits hereto which are made a part hereof, constitutes the entire agreement between the parties pertaining to its subject matter, and supersedes, merges and voids all prior and contemporaneous agreements, representations and understandings of the parties with respect thereto, whether written or oral. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver unless it expressly provides such by its terms. No waiver shall be binding unless executed in writing by the party making the waiver.

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10.3 No Reliance. Except as expressly set forth in Sections 2 and 3 of this Agreement, neither Buyer, Seller nor any of their agents, employees or representatives have made, nor are any of them making, any representation or warranty, written or oral, express or implied, including any representations and warranties about the accuracy or completeness of any information or documents previously provided, and any such other representations or warranties are hereby expressly disclaimed. Each of Buyer and Seller expressly acknowledges and agrees that neither it nor any of its agents, employees or representatives is relying on any other representation or warranty of or made by Seller or Buyer, as the case may be, or any of its agents, employees or representatives, including regarding the accuracy or completeness of any representations and warranties, or the omission of any material information, whether written or oral, express or implied. Buyer and Seller further agree that neither the Company, nor any of its agents, employees or representatives have made, nor are any of them making any representation or warranty, written or oral, express or implied, including any representations and warranties about the accuracy or completeness of any information or documents previously provided, and any such representations or warranties are hereby expressly disclaimed. Each of Buyer and Seller expressly acknowledges and agrees that neither it nor any of its agents, employees or representatives is relying on any representation or warranty of or made by the Company, or any of its agents, employees or representatives, including regarding the accuracy or completeness of any representations and warranties or the omission of any material information, whether written or oral, express or implied.

10.4 Counterparts. This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

10.5 Assignment. This Agreement shall be binding on, and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

10.6 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing, addressed to the respective party or parties as set forth on the signature pages of this Agreement, and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given or by facsimile or email receipt acknowledged. Any party may change its address for purposes of this Section 10.6 by giving the other parties written notice of the new address in the manner set forth above. If no facsimile number or email address is listed for notices on the signature pages of this Agreement for a party, notices and communications given or made by facsimile or email shall not be deemed effectively given to such party.

10.7 Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Oregon without respect to the conflicts of law provisions thereof.

10.8 Venue. Any action, suit, or proceeding arising out of the subject matter of this Assignment of Membership Interest will be litigated in courts located in Jackson County, Oregon. Each party consents and submits to the jurisdiction of any local, state, or federal court located in Jackson County, Oregon

10.9 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable and binding on the parties.

10.10 Survival of Representations and Warranties. The representations and warranties made by Seller and Buyer contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

10.11 Expenses. Each party shall pay the expenses and costs incurred by it incidental to the preparation of this Agreement, the performance and compliance with all agreements contained in this Agreement to be performed or complied with by them and the consummation of the transactions contemplated hereby.

10.12 Specific Enforcement. Notwithstanding anything to the contrary set forth herein, it is agreed and understood that monetary damages would not adequately compensate an injured party hereto for the breach of this Agreement by any other party hereto, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

10.13 Confidentiality. Each of Buyer and Seller shall (a) keep the contents of this Agreement confidential (including the fact that a transaction occurred and the identities of the parties hereto) and (b) not disclose such information to any other person or entity, including by way of press release, public announcement or description of the transaction in any marketing documents, except that Buyer or Seller may disclose any provision of this Agreement (and the fact that a transaction occurred and the identities of the parties thereto) (i) as may be required by applicable law, regulation, regulatory authority or legal process, (ii) to its financial, tax and legal advisors and (iii) to its affiliates, partners, former partners, managers, members or managing members.

(Signature pages follow.)

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IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the day and year first above written.

SELLER:

UNRIVALED BRANDS, INC.

By:	/s/ Sabas Carrillo
Name:	Sabas Carrillo_____________________
Title:	Authorized Representative_________________

Address:

Email:

BUYER:

By:	/s/ Joseph Gerlach
Name:	Joseph Gerlach

Address:

Email:

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CONSENT

Securities Laws.  The Company consents to the purchase and sale of the Membership Interest provided for in this Agreement, and waives the Company’s right to receive an opinion of counsel that the sale of the Membership Interest provided for in this Agreement is exempt from the registration requirements of the Securities Act of 1933 and applicable state securities laws.

Company:

PSYCHONAUT OREGON, LLC

/s/ Joseph Gerlach
By:	Joseph Gerlach
Its:	Managing Manager

Members:

/s/ Joseph Gerlach
By:	Joseph Gerlach

UNRIVALED BRANDS, INC.

/s/ Sabas Carrillo
By:	Sabas Carrillo
Its:	Authorized Representative

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EXHIBIT A

ASSIGNMENT OF MEMBERSHIP INTEREST

1. Assignment. Unrivaled Brands, Inc. (“Assigning Party”) assigns and transfers to Joseph Gerlach (“Assignee”) its Fifty Percent (50%) membership interest in Psychonaut Oregon, LLC, an Oregon limited liability company (the “Membership Interest”).

2. Warranty. Assigning Party warrants to Assignee that Assigning Party is the only owner of the Membership Interest, and that there is no adverse claim to the Membership Interest.

3. Exclusion of Warranties. Except for the express warranties in this Assignment of Membership Interest, Assigning Party expressly excludes all warranties with respect to the Membership Interest to the fullest extent permitted by law.

4. Governing Law. This Assignment of Membership Interest is governed by the laws of the State of Oregon, without giving effect to any conflict-of-law principle that would result in the laws of any other jurisdiction governing this Assignment of Membership Interest.

5. Venue. Any action, suit, or proceeding arising out of the subject matter of this Assignment of Membership Interest will be litigated in courts located in Jackson County, Oregon. Each party consents and submits to the jurisdiction of any local, state, or federal court located in Jackson County, Oregon.

6. Attorney’s Fees. If any arbitration, action, suit, or proceeding is instituted to interpret, enforce, or rescind this Assignment of Membership Interest, or otherwise in connection with the subject matter of this Assignment of Membership Interest, including but not limited to any proceeding brought under the United States Bankruptcy Code, the prevailing party on a claim will be entitled to recover with respect to the claim, in addition to any other relief awarded, the prevailing party’s reasonable attorney's fees and other fees, costs, and expenses of every kind, including but not limited to the costs and disbursements specified in ORCP 68 A(2), incurred in connection with the arbitration, action, suit, or proceeding, any appeal or petition for review, the collection of any award, or the enforcement of any order, as determined by the arbitrator or court.

7. Assignee’s Acceptance. Assignee accepts the Membership Interest subject to the terms and conditions in this Assignment of Membership.

[signature page to immediately follow]

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IN WITNESS WHEREOF, the parties to this Assignment of Membership Interest Agreement have duly executed it as of the day and year first above written.

TRANSFEROR:

UNRIVALED BRANDS, INC.

By:	/s/ Sabas Carrillo
Name:	Sabas Carrillo
Title:	Authorized Representative

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